VIACOM REACHES EMPLOYMENT AGREEMENTS
                           WITH BLOCKBUSTER MANAGEMENT

            -- Viacom to Form New Blockbuster Entertainment Group --

New York, New York, September 20, 1994 -- Viacom Inc. (AMEX: VIA and VIAB) today announced that it has reached employment agreements with approximately 40 core senior members of the management team of Blockbuster Entertainment Corporation

(NYSE: BV) that will go into effect upon completion of the proposed merger of

Blockbuster into Viacom.



The Company said that upon completion of the merger, H. Wayne Huizenga,

currently Chairman of the Board and Chief Executive Officer of Blockbuster, will become Vice Chairman of Viacom, as well as Chairman of a newly formed unit of the Company, the Blockbuster Entertainment Group.  Mr. Huizenga intends to hold these offices for an appropriate transition period.



Steven R. Berrard, currently Vice Chairman, President and Chief Operating

Officer of Blockbuster, has reached a long-term employment agreement with Viacom to serve as President and Chief Executive Officer of the Blockbuster

Entertainment Group.



In making the announcement, Sumner M. Redstone, Chairman of the Board of Viacom,

said, "Wayne and Steve have assembled a superlative management team that is responsible for the exceptional growth that Blockbuster has enjoyed.  This team is among Blockbuster's strongest assets and is an integral part of our

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merger.  I know that Wayne and Steve share our commitment to this transaction and to the continued growth of our Company.  We are particularly pleased that

Wayne, who created Blockbuster and made it a household name, will stay on with us through the transition period and that Steve will lead Blockbuster in its next phase of growth."



Frank J. Biondi, Jr., President and Chief Executive Officer of Viacom, said,

"The combined Viacom/Blockbuster management team will represent an extraordinarily deep, talented and creative group of men and women who share a common vision and entrepreneurial business style.  By bringing this group together -- a transition which we expect to complete rapidly -- we will substantially enrich Viacom's long-term prospects."



Mr. Huizenga said, "I am extremely proud of the company we have built and the team behind this growth.  Our pending merger with Viacom represents

Blockbuster's future, one that will continue to deliver value for our shareholders.  We share Viacom's vision of what can be accomplished by combining the assets of Viacom and Blockbuster and we are committed to ensuring that this goal is realized."



Mr. Berrard said, "The combination of Viacom and Blockbuster represents the creation of an unbeatable global entertainment force.  We have enormous respect for all that Sumner, Frank and Viacom's management have achieved.  This merger will create many exciting growth opportunities and I am pleased to be a part of the team."

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Viacom and Blockbuster will each hold a Special Meeting of Stockholders on

September 29, 1994 to vote on the proposed merger of the two companies.



Viacom Inc. is one of the world's largest entertainment and publishing companies and a leading force in nearly every segment of the international media marketplace.  The operations of Viacom include Paramount Pictures; Paramount

Television; MTV Networks; Showtime Networks Inc.; Simon & Schuster; Viacom

Interactive Media; five regional theme parks; movie screens in 11 countries;

cable systems serving 1.1 million customers; 12 television stations; and 14 radio stations.  Upon completion of its proposed merger with Blockbuster

Entertainment Corporation, Viacom will also comprise Blockbuster's extensive home video and music retailing outlets and its investments in Spelling

Entertainment Group and Discovery Zone.  National Amusements, Inc., a closely held corporation which owns and operates nearly 850 movie screens in the U.S.

and the U.K., is the parent company of Viacom Inc.

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Contact:  Viacom Inc.
          Carl Folta
          212/258-6352



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